SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

    Preliminary Information Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(D)(2))
    Definitive Information Statement

MEDITECH PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

    No fee required.
    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock (par value $0.001 per share)

2)	Aggregate number of securities to which transaction applies:

Total issued and outstanding (36,850,794 shs.) and total authorized (400,000,000 shs.)

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Nil

4)	Proposed maximum aggregate value of transaction:

Nil

5)	Total fee paid:

None

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MEDITECH PHARMACEUTICALS, INC.
558 Lime Rock Road
Lime Rock Connecticut 06039

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: June 27, 2005

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about June      , 2005, to the holders of record as of the close of business on June 24, 2005 of shares of common stock, par value $0.001 per share (the "Common Stock"), of Meditech Pharmaceuticals, Inc., a Nevada corporation (the "Company" ), to notify such stockholders that on May 19, 2005, the Company received written consents in lieu of a meeting of stockholders from holders of shares of Common Stock representing in excess of a majority of the total votes of those entitled to vote as holders of shares of the Company's Common Stock (the "Majority Stockholders") approving the Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the Company's name will change to "Deli Solar (USA), Inc." (the "Name Change"). This Information Statement is also being provided to the holders of the Company's Common Stock to notify them that, pursuant to Nevada law, the Board of Directors will reduce the number of authorized shares of Common Stock from 400,000,000 shares to 66,666,667 shares and the corresponding number of issued and outstanding shares of the Company's Common Stock from 36,850,794 to approximately 6,141,799 shares (the "Reverse Split"). This Information Statement describing the approval of the Name Change and the Reverse Split is first being mailed or furnished to the Company's Stockholders on or about June       , 2005, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

General

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instruction from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any stockholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

Meditech Pharmaceuticals, Inc.
558 Lime Rock Road
Lime Rock Connecticut 06039

Attn: Investor Relations
Telephone: 860 435 7000

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

APPROVAL OF NAME CHANGE

Pursuant to the requirements of Nevada Revised Statutes ("NRS") 78.2055, on May 19, 2005, the members of the Board of Directors of the Company proposed and recommended the Name Change to the Majority Shareholders. The proposal is to amend the Company's Articles of Incorporation to change the name of the Company to "Deli Solar (USA), Inc." If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company's stockholders at a special or annual stockholders' meeting convened for at least the purpose of approving the Name Change.

The elimination of the need for a meeting of the stockholders to approve the Name Change is authorized by NRS 78.320, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a special meeting of stockholders at which all shares entitled to vote on a matter were present and voting, may be substituted for the special meeting. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

The Company is presently a holding company, owning the common stock of a second tier holding company, Deli Holding Ltd., a British Virgin Island company ("Deli (BVI)"). Deli (BVI), in turn, owns all the outstanding equity of Deli Solar Energy Heating Co., Ltd. ("Deli Solar (PRC)"), a manufacturer and marketer of hot water and space heating devices to customers in The People's Republic of China. In view of the nature and identity of the business of the operating company, Deli Solar (PRC), the Board of Directors believes that it is appropriate to reflect in the name of the Company a name similar to that of its principal subsidiary.

On May 19, 2005, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company's Articles of Incorporation. Under Nevada law no further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company's Articles of Incorporation.

Under Nevada law, any dissenting stockholder is not entitled to appraisal rights with respect to the Certificate of Amendment covering the Name Change, and the Company will not independently provide stockholders with any such right.

THE REVERSE SPLIT

The Company's Board has adopted resolutions proposing to effect a reverse stock split pursuant to which the outstanding shares of Common Stock will be combined and reconstituted as a smaller number of shares of Common Stock by a ratio of 1 for 6.

Purpose of the Reverse Stock Split

The purpose of the Reverse Split is to increase the market price per share of the Common Stock. The Board of Directors believes that by decreasing the number of shares outstanding the stock price will be increased. The Company's management believes that the low per share market price of the Common Stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The management of the Company also believes that a low share price reduces the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of low-priced stocks, and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

The Board of Directors is hopeful that the decrease in the number of shares of the issued and outstanding Common Stock as a consequence of the Reverse Split will result in an anticipated increased price level, which will encourage interest in the Common Stock and possibly promote greater liquidity for the stockholders. In addition, although it may be anticipated that the increase in the price level of the Common Stock as a result of the Reverse Split will be proportionately less than the decrease in the number of shares outstanding, the Reverse Split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares. However, there can be no assurance that the foregoing effects will occur, or that the share price level of the Common Stock immediately after the Reverse Split will be maintained for any period of time.

Effectiveness of the Reverse Stock Split

There will not be a meeting of stockholders and none is required under the NRS because this action has been approved by a resolution of the Board of Directors in accordance with NRS 78.207. This Information Statement, with regard to the Reverse Split, is being provided to inform the stockholders of the action taken. The Reverse Split will become effective upon compliance with the requirements of Section 14(c) of the Exchange Act, as amended, and the rules and regulations promulgated thereunder (the "Effective Date"). Upon the Effective Date, all shares of the old Common Stock will be converted into shares of the new Common Stock as set forth below. As permitted by Nevada law, there will be no change in the par value of the shares or the number of authorized shares.

Method of Converting Shares

As soon as practicable after the Effective Date, the Company will notify the stockholders through a transmittal letter of the opportunity to surrender to the Company their certificates representing old Common Stock in exchange for certificates representing new Common Stock in accordance with the procedures to be set forth in the transmittal letter. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Company. Stockholders must retain possession of their shares until receiving such transmittal letter.

Certificates and Fractional Shares

Beginning with the Effective Date, each old certificate, until exchanged in the normal course of business as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new Common Stock into which the shares evidenced by the old certificates have been converted.

No fractional shares will be issued. Any fractional shares created as a result of the reverse stock split will be rounded up to the nearest whole share. The Reverse Split will not effect any change in the number of stockholders of the Company, and it will continue to be subject to the periodic reporting requirements of the Exchange Act.

No Dissenters' Rights

Under Nevada Law, the Company's stockholders are not entitled to dissenters' rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.

Effects of the Reverse Split

The principal effect of the Reserve Split will be to decrease the number of shares of Common Stock outstanding from 36,850,794 to 6,141,799 shares, before giving effect to the rounding up of fractional shares referred to above. In addition, the Board of Directors will take appropriate action to proportionately adjust the number of shares of Common Stock issuable upon exercise of outstanding warrants, options, other convertible securities and other contingent share issuances, and to adjust the related exercise price, to reflect the Reverse Split. As a result, following the Effective Date of the Reverse Split, the number of shares of Common Stock issuable upon the exercise of outstanding warrants, options, other convertible securities and contingent share issuances will be reduced by a factor of 6 and the exercise price increased by a factor of 6.

The par value of the shares of Common Stock will not be affected by the reverse split.

The shares of new Common Stock will be fully paid and nonassessable. The relative voting and other rights of holders of the new Common Stock will not be altered by the Reverse Split. The Reverse Split will not result in the reduction of affect the Company's reporting status under the Exchange Act.

OUTSTANDING SHARES AND VOTING RIGHTS

As of May 19, 2005, the date of action by the Majority Stockholders, the Company's authorized capitalization consists of 400,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which 36,850,794 shares of Common Stock are issued and outstanding and none of the shares of the Preferred Stock has been issued. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of June 24, 2005, according to the stock transfer records of the Company and other information available to the Company, the following persons were known to be (i) the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company, and (ii) officers and directors of the Company individually and as a group:

Title of Class	Name and Address of Beneficial Owner	Capacity with Company	Amount and Nature of Beneficial Ownership(a)		Approximate Percent of Class	No. of votes
Common Stock	Yousin LIN c/o Deli Solar Energy Heating Co., Ltd. Bazhou City South Beijing Development Zone People's Republic of China 065700	Shareholder	1,440.000	(1)	3.9%	1,440,000
Common Stock	Yunchun WANG c/o Deli Solar Energy Heating Co., Ltd. Bazhou City South Beijing Development Zone People's Republic of China 065700	Shareholder	1,920,000	(1)	5.2%	1,920,000
Common Stock	Quan WANG c/o Deli Solar Energy Heating Co., Ltd. Bazhou City South Beijing Development ZonePeople's Republic of China 065700	Shareholder	1,440,000	(1)	3.9%	1,440,000
Common Stock	Deli DU c/o Deli Solar Energy Heating Co., Ltd. Bazhou City South Beijing Development Zone People's Republic of China 065700	Shareholder, Pres. and CEO	18,542,191	(1)	50.3%	18,542,191
Common Stock	Kevin HALTER, Jr. Halter Capital Corporation 2591 Dallas Parkway, Suite 102 Frisco TX 75034	Shareholder and a Director	1,384,037	(2)	3.8%	1,384,037
Common Stock	John D. KUHNS The Farm House 558 Lime Rock Road Lime Rock CT 06039	Shareholder, Chairman and a Director	131,046		.4%	131,046
Common Stock	Officers and Directors as a Group		20,057,274		54.4%	20,057,274

(1) For purposes of the Exchange Act Messrs. Yousin Lin, Yunchun Wang, Qian Wang and Deli Du may be considered collectively as a "group" and their share holdings aggregated in determining beneficial ownership.

(2) Owned of record by Halter Capital Corporation ("HCC"). Mr. Halter and his father Kevin Halter Sr., are its sole shareholders and the sole members of its board of directors. (In making this statement the Company has relied upon filings made by Mr. Halter and HCC pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended.)

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 558 Lime Rock Road, Lime Rock, Connecticut 06039. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors or the appropriate Committee thereof.

NO SOLICITATION OF PROXIES

This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

Dated June 24, 2005	By order of the Board of Directors,
	By:	/s/ John D. Kuhns John D. Kuhns, Chairman